EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 1996, except as to Note 9 which is dated May 10, 1996, which appears on page F-2 of Form 10-KSB for Lafayette Industries, Inc. for the year ended December 31, 1995.



                                             /s/ Lazar, Levine & Company LLP
                                             ----------------------------------
                                             LAZAR, LEVINE & COMPANY LLP

New York, New York
June 24, 1996








                          Lazar, Levine & Company LLP
                          Certified Public Accountants